UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2013

Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1735 East Ft. Lowell Rd., Suite 9, Tucson, Arizona 85719

(Address of principal executive offices) (Zip Code)

(520) 898-0020

Registrant’s telephone number, including area code

3040 North Campbell Ave. #110, Tucson, Arizona 85719

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 15, 2013, the Company announced that it had entered into a binding letter of intent (the “Sunrise LOI”) with New Sunrise LLC, a limited liability company (”Owner”), whereby, following entry into a formal agreement and the closing thereof, we proposed to acquire certain patented lode mining claims, fee lands and other interests in real property and facilities located in Platte County, Wyoming (the “Sunrise Mine”) for the purchase price of $12,000,000.  An initial deposit of $25,000 was paid, and the Company had 180 days to conduct due diligence investigations of the property and satisfy other conditions.

The Company announces that as of October 15, 2013, it has entered into an Amendment (the “First Amendment to the Sunrise LOI”) with the Owner of the Sunrise Mine, which extends the period of due diligence to January 15, 2014, and gives the Company the non-exclusive right to purchase the Sunrise Mine on the same terms as originally set forth in the Sunrise LOI, provided, that the parties have eliminated an Area of Mutual Interest clause in the original Sunrise LOI, and have forfeited the initial deposit to the Owner.

A copy of the First Amendment to the Sunrise LOI is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

As of October 15, 2013, we still do not believe the acquisition of the Sunrise Mine is probable because we are yet to enter into a definitive purchase agreement or secure the necessary financing to complete the due diligence or the acquisition. Please see below for further analysis regarding the probability of the acquisition below.

•	As of September 30, 2013, our current assets consisted of $12,870 in cash and prepaid expenses of $25,000. We note that the purchase price for the property is $12,000,000.

•
Before we can enter into a definitive purchase agreement, we need to be satisfied with the outcome of our due diligence investigations. We have budgeted around $400,000 to perform the due diligence properly. The first step in the due diligence investigations is a $25,000 laboratory initial metallurgical program to prove that the low grade iron dumps can be upgraded to direct-ship grade iron concentrates. This initial program also needs an additional $15,000 in professional geological fees for sampling and shipping to the lab.

•	Although we have been seeking partners and funding sources, we do not even have a funding source lined up to begin the first steps of the due diligence program.

•
While we have entered into an equity line of credit agreement with Ascendiant for $10,000,000, there are significant limitations on the amounts of drawdowns that would make it unlikely that we can use it to fund the full due diligence investigation, let alone the acquisition.

➢
The maximum amount we can draw down at any one time is an amount equal to (i) 20% of the average daily trading volume of our common stock during the 7 trading days prior to the date of the drawdown notice, eliminating the 2 days with the greatest trading volume and the 2 days with the least trading volume, multiplied by (ii) the VWAP on the trading day immediately prior to the date of the drawdown notice. Notwithstanding the foregoing, no drawdown can exceed $25,000 or such amount that would otherwise cause Ascendiant to exceed a beneficial ownership of 9.99% of our outstanding common stock. Only one drawdown is allowed on each trading day. Additionally, the VWAP must be greater than $0.05 per share on the date of delivery of each drawdown notice. As of October 15, 2013, we cannot use the Ascendiant equity line since the VWAP of our shares is less than $0.05.

➢
In addition, before we can exercise a drawdown, we must have caused a sufficient number of shares of our common stock to be registered to cover the resale of the shares to be issued pursuant to a drawdown. As of October 15, 2013, we cannot use the Ascendiant equity line since the VWAP of our shares is less than $0.05.

•	The closing of the purchase is subject to a considerable number of conditions, primarily the satisfactory results of due diligence and the securing of financing.

•
We have not started the negotiation for the definitive purchase document because of the lack of progress on funding and we are under no obligation to close the acquisition if the conditions are not satisfied.

In sum, the acquisition is not probable because we are nowhere close to obtaining sufficient funding to purchase the property. We do not even have sufficient funding to start our due diligence investigations, which need to be completed in a satisfactory manner before a definitive purchase agreement can be entered.

As of October 17, 2013, the Company entered into a securities purchase agreement (the “Asher SPA”) with Asher Enterprises Inc. (“Asher”), pursuant to which the Company sold to Asher a $27,500 face value 8% Convertible Note (the “Asher Note”) with a term to March 20, 2014 (the “Asher Maturity Date”). Interest accrues daily on the outstanding principal amount of the Asher Note at a rate per annual equal to 8% on the basis of a 365-day year. The principal amount of the note and interest is payable on the Asher Maturity Date. The note is convertible into common stock beginning six months after the issue date  (the “Issue date”), at the holder’s option, at a 40% discount to the average of the five lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 60 days thereafter, (ii) 135% if prepaid 61 days following the closing through 90 days following the Issue Date, (iii) 140% if prepaid 91 days following the closing through 120 days following the Issue Date, (iv) 150% if prepaid 121 days following the Issue Date through 180 days following the Issue Date, and (v) 175% if prepaid 181 days following the Issue Date through the Asher Maturity Date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the note becomes immediately due and payable. Should that occur the Company is liable to pay the holder 150% of the then outstanding principal and interest. Asher does not have the right to convert the Note, to the extent that Asher and its affiliates would beneficially own in excess of 4.99% of our outstanding common stock. Asher has a right of first refusal to participate in future financings below $45,000 for a period of 12 months. The Company paid Asher $2,500 for its legal fees and expenses, and will pay a 3rd party broker a 10% commission on the net amount received from Asher.

The Company also previously reported that it had entered into a securities purchase agreement (the “Baier SPA”) with the Marie Baier Foundation (“Baier”) and issued to Baier a $147,062  face value, 5% interest bearing Convertible Debenture (the “Baier Note”) with a term to October 18, 2013 (the “Maturity Date”). The parties have entered into an agreement to modify the Baier Note as of October 18, 2013, which extends the Maturity Date to January 15, 2014, in exchange for which the Company granted 2,800,000 restricted common shares to Baier, and Baier waived any defaults under the Baier SPA and the Baier Note. The current principal balance of the Baier Note, with interest, is $73,877. A copy of this letter agreement is filed as Exhibit 10.4 to this current report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Exhibit Description
10.1	First Amendment to Letter of Intent for the purchase of the Sunrise Mine Property dated October 15, 2013
10.2	Securities Purchase Agreement with Asher Enterprises, Inc.
10.3	Convertible Note with Asher Enterprises, Inc.
10.4	Letter agreement with the Marie Baier Foundation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.

Date: October 18, 2013	By:	/s/ Andrew Brodkey
Andrew Brodkey
CEO and President